UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 8, 2011 (March 7, 2011)
Express Scripts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20199 (Commission File Number)	43-1420563 (I.R.S. Employer Identification No.)
One Express Way,
St. Louis, MO 63121
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: 314-996-0900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Termination of a Material Definitive Agreement.
     On March 2, 2011, the Board of Directors (the “Board”) of Express Scripts, Inc. (the “Company”) approved an Amendment No. 3 (the “Amendment”), effective March 7, 2011, to the Rights Agreement dated as of July 25, 2001, as amended by Amendment No. 1 dated as of May 25, 2005 and Amendment No. 2 dated as of December 18th, 2009 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company (the “Rights Agent”). The Rights Agent also acts as the Company’s transfer agent.
     The Amendment changes the Final Expiration Date of the rights issued pursuant to the Rights Agreement (the “Rights”) from July 25, 2011 to March 15, 2011. Accordingly, as of the close of business on March 15, 2011, the rights issued under the Rights Agreement will expire and will no longer be outstanding.
     A copy of the Amendment to the Rights Agreement is filed as Exhibit 4.1 to this Form 8-K, and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 3, dated as of March 7, 2011, to the Rights Agreement, dated as of July 25, 2001, between Express Scripts, Inc. and American Stock Transfer & Trust Company as Rights Agent.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2011	Express Scripts, Inc.
	By:	/s/ Keith J. Ebling
		Name:	Keith J. Ebling
		Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS
4.1 Amendment No. 3, dated as of March 7, 2011, to the Rights Agreement, dated as of July 25, 2001, between Express Scripts, Inc. and American Stock Transfer & Trust Company as Rights Agent.